NEW CENTURY FINANCIAL CORPORATION

                          1995 STOCK OPTION PLAN

                     RESTRICTED STOCK AWARD AGREEMENT


                THIS AWARD AGREEMENT is dated as of the ___ day of _______, 19__, by and between New Century Financial
Corporation, a Delaware corporation (the "Company") and
______________________ (the "Participant").

                                        W I T N E S S E T H

                WHEREAS, on ________________, 19__, pursuant to
the New Century Financial Corporation 1995 Stock Option Plan
(the "Plan"), the Company granted to the Participant, effective as of _______________, 19__, (the "Award Date"), a restricted stock award (the "Restricted Stock Award" or "Award") upon the terms and conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

        1.      GRANT OF AWARD.

                (a) The Company has granted to the Participant as a matter of separate inducement and agreement in connection with his or her employment, and not in lieu of any salary or other compensation for his or her services, an Award with respect to an aggregate of _________ shares of Restricted
Stock at the price of $0.01 per share (the "Purchase
Price"), which amount (the "Returnable Amount") shall be returnable to the Participant upon forfeiture.

                (b) The Company shall issue a certificate or certificates for the shares of Restricted Stock subject to the Award, registered in the name of the Participant, which certificate(s) shall be held by the Company until such time as the shares shall have become vested (which, in any event, can not be earlier than six months after the Award Date).
The Award shall vest as follows:



        Date on Which Restricted Stock           Number of Shares as to
        is Vested ("Vesting Date")               Which Vesting Occurs

              [One Year]   , 19__                     [1/3]
             [Two Years]   , 19__                     [1/3]
            [Three Years]  , 19__                     [1/3]

                (c) The Participant shall execute a stock power or stock powers, in blank, with respect to such certificate(s) and shall deliver the same to the Company.
The Participant, by acceptance of the Award, hereby appoints the Company and each of its authorized representatives as the Participant's attorney(s)-in-fact to effect any transfer of such shares to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

        2. CONTINUANCE OF EMPLOYMENT. The Participant hereby agrees to remain in the employ of the Company for a period of not less than six months from the Award Date. Nothing contained in this Award Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment. The Participant acknowledges that the Company has the right to terminate the Participant at will. Nothing contained in this Award Agreement or in the Plan shall interfere in any way with the right of the Company to (i) terminate the employment of the Participant at any time for any reason whatsoever, with or without cause, or (ii) reduce the compensation received by the Participant from the rate in existence on the Award Date.
However, nothing contained in this Agreement shall affect any independent contractual right of the Participant.

        3.      RESTRICTED STOCK.

                (a) Prior to the Vesting Date(s), the shares of Restricted Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily.

                (b) The Participant shall be entitled to dividend and voting rights with respect to the shares of Restricted
Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any Restricted Stock which is forfeited.
Any shares receivable by the Participant pursuant to Section
6.2 of the Plan with respect to the Restricted Stock will be subject to the restrictions set forth in this Award
Agreement to the same extent as the shares of Restricted
Stock to which such shares relate.

        4. LAPSE OF RESTRICTIONS. The shares of Restricted Stock shall vest on the Vesting Date(s) specified in Section
1 of this Award Agreement. Promptly after the Vesting Date and satisfaction of all applicable restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed (or such lesser number as may be permitted pursuant to Section
10 of this Award Agreement) shall be delivered to the Participant; provided, that the Participant shall have delivered to the Company any written statements required pursuant to Section 8 of this Award Agreement and all withholding taxes required pursuant to Section 10 of this Award Agreement have been paid or otherwise provided for.

        5.      EFFECT OF TERMINATION OF RELATIONSHIP.

                (a) If the Participant terminates employment with the Company for any reason other than due to his or her death or Total Disability, the Participant's shares of Restricted Stock shall be forfeited to the extent such shares have not become vested on the date of such termination. If the Participant terminates employment with the Company due to his or her death or Total Disability, the Participant's shares of Restricted Stock shall become fully vested as of the date of such termination. If an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of each employee of that entity.

                (b) Upon forfeiture of shares of Restricted Stock pursuant to (a) above, the Participant, or the Participant's
Beneficiary or Personal Representative, as the case may be, shall transfer to the Company the portion of the Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer other than such Returnable Amount, if any, as may be specified in this Award Agreement. Notwithstanding any such transfer to the Company, or failure, refusal or neglect to transfer, by the Participant, or Participant's
Beneficiary or Personal Representative, as the case may be, such nonvested portion of the Award shall be deemed transferred automatically to the Company on the date of termination of employment.

        6. NON-ASSIGNABILITY OF AWARD. Subject to limited exceptions contained in Section 1.7 of the Plan, amounts payable pursuant to the Award shall be paid only to the Participant or the Participant's Beneficiary or Personal
Representative, as the case may be, and amounts payable under and interests in the Award may not be sold, transferred, pledged, assigned or alienated.

        7. ADJUSTMENT UPON SPECIFIED CHARGES. As set forth in Section 6.2 of the Plan, upon the occurrence of specified events relating to the Company's stock, adjustments will be made in the number and kind of shares that may be issuable under or in the consideration payable with respect to an Award.

        8. ACCELERATION. Upon the occurrence of an Event, the Restricted Stock shall immediately vest free of restrictions (subject to the minimum six month period set forth in Section 1(b) of this Agreement), unless prior to the Event the Board determines otherwise.

        9. APPLICATION OF SECURITIES LAWS. The granting and vesting of the Award and the issuance or transfer of shares pursuant to the Award are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. All securities acquired pursuant to the Award shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Committee may impose such conditions on an Award or on its acceleration or on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

        10. NOTICES. Any notice to be given to the Company under the terms of this Award Agreement or pursuant to the Plan shall be in writing and addressed to the Secretary of the Company at its principal office and any notice to be given to the Participant shall be addressed to him or her at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given if hand delivered or when enclosed in a properly sealed envelope addressed as aforesaid and deposited the United States mail (or, in the case of notices sent from countries other than the United States, when received).

        11. EFFECT OF AWARD AGREEMENT. This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors of the Company to the extent provided in Sections 6.2 and 6.4 of the Plan.

        12. TAX WITHHOLDING. At the time that the shares of Restricted Stock vest free of restrictions or are treated as vesting under an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Company shall have the right to require the Participant (or other person entitled to receive such shares under the Plan) to pay by cash or check payable to the Company, the amount of any federal, state, local, foreign, or other taxes it may be required to withhold with respect to such transaction. The Company may also permit, consistent with rules established by the Committee, the Participant to pay any such withholding taxes by reducing the number of shares otherwise transferrable pursuant to the Award.

        13.     TERMS OF PLAN GOVERN.  The Award and this Award
Agreement are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan. Capitalized terms not otherwise defined herein are defined in the Plan. The Participant acknowledges receipt of a copy of the Plan, which is incorporated herein by this reference. The rights of the Participant are subject to limitations, adjustments, modifications, suspension and termination in certain circumstances and upon the occurrence of certain conditions as set forth in the Plan.

        14. LAWS APPLICABLE TO CONSTRUCTION. The Award has been granted, executed and delivered as of the day and year first above written and the interpretation, performance and enforcement of the Award and this Award Agreement shall be governed by the laws of the State of California.

                IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

                              NEW CENTURY FINANCIAL CORPORATION


                             By:______________________________________

                               Its:_____________________________



                                   PARTICIPANT

                                   ___________________________________
                                   (Signature)


                                   ____________________________________
                                   (Print Name)


                                    ____________________________________
                                    (Address)


                                    ____________________________________
                                    (City, State, Zip Code)


                                    ____________________________________
                                    (Social Security Number)


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                          CONSENT OF SPOUSE

                In consideration of the execution of the foregoing Restricted Stock Award Agreement by New Century Financial
Corporation, I, ____________________, the spouse of Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



Date: ___________________                 __________________________________
                                                 (Signature of Spouse)


                                          __________________________________
                                                 (Print Name)

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